Exhibit 10.2

Schedule of Amended and Restated Employment Agreements with Executives

In accordance with the instructions of Item 601 of Regulation S-K, the registrant has omitted filing Amended and Restated Employment Agreements dated as of May 15, 2012 by and between Piedmont Natural Gas Company, Inc, and the following employees as exhibits to this Form 10-Q as they are identical, except as noted below, to the Amended and Restated Employment Agreement filed as Exhibit 10.1 with this Form 10-Q. These agreements were signed on behalf of the Company by Thomas E. Skains, Chairman of the Board, President and Chief Executive Officer.

Executive Officer Name	Title	Paragraph 4, 3rd sentence

Victor M. Gaglio	Senior Vice President – Chief Utility Operations Officer	If written notice from the Corporation or the Officer is delivered to the other party advising the other party that this Agreement is not to be further extended, then upon such notice, the Agreement shall terminate on the anniversary of the date of notice.

Jane R. Lewis- Raymond	Senior Vice President – General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer	If written notice from the Corporation or the Officer is delivered to the other party advising the other party that this Agreement is not to be further extended, then upon such notice, the Agreement shall terminate on the anniversary of the date of notice.

Karl W. Newlin	Senior Vice President – Chief Financial Officer	If written notice from the Corporation or the Officer is delivered to the other party advising the other party that this Agreement is not to be further extended, then upon such notice, the Agreement shall terminate on the anniversary of the date of notice.

Kevin M. O’Hara	Senior Vice President – Chief Administrative Officer	If written notice from the Corporation or the Officer is delivered to the other party advising the other party that this Agreement is not to be further extended, then upon such notice, the Agreement shall terminate on the anniversary of the date of notice.

Franklin H. Yoho	Senior Vice President – Chief Commercial Operations Officer	If written notice from the Corporation or the Officer is delivered to the other party advising the other party that this Agreement is not to be further extended, then upon such notice, the Agreement shall terminate on the anniversary of the date of notice.